UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 5, 2024
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 8.01 Other Events

Adjustment to Conversion Price of 7.00% Subordinated Convertible Notes due 2031

Item 8.01 of this Current Report on Form 8-K as to the redemptions by the holders of Wheeler Real Estate Investment Trust, Inc.’s (the “Company”) Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) is incorporated herein by reference.

Prior to September 5, 2024, the conversion price for the Company’s 7.00% Subordinated Convertible Notes due 2031 (the “Notes”) was approximately $4.03 per share of the Company’s common stock, par value $0.01 (“Common Stock”) (approximately 6.20 shares of Common Stock for each $25.00 of principal amount of the Notes being converted).

For the September redemptions, the lowest price at which any Series D Preferred Stock was converted by a holder thereof into Common Stock was approximately $1.44. Accordingly, pursuant to Section 14.02 (Optional Conversion) of the indenture governing the Notes, the conversion price for the Notes was further adjusted to approximately $0.79 per share of Common Stock (approximately 31.58 shares of Common Stock for each $25.00 of principal amount of the Notes being converted), representing a 45% discount to $1.44.

Results of September 2024 Series D Preferred Stock Redemptions

•The 12th monthly “Holder Redemption Date” occurred on September 5, 2024.
•The Company processed 10 redemption requests from holders of its Series D Preferred Stock, collectively redeeming 23,905 shares of Series D Preferred Stock for a redemption price of approximately $39.11 per share ($25.00 per share plus the amount of all accrued but unpaid dividends to and including the September 5, 2024 Holder Redemption Date) (the “Redemption Price”).
•The Company settled the aggregate Redemption Price through the issuance of 649,634 shares of Common Stock.
•The volume weighted average of the closing sales price, as reported on the Nasdaq Capital Market, per share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the September 5, 2024 Holder Redemption Date was approximately $1.44.

Cumulative Series D Preferred Stock Redemption Information

•To date, the Company has processed 212 redemption requests, collectively redeeming 1,096,579 shares of Series D Preferred Stock.
•The Company has issued approximately 1.87 million shares of its Common Stock (as adjusted for the Company’s May 16, 2024 one-for-24 and June 17, 2024 one-for-five reverse stock splits (collectively, the “Reverse Stock Splits”)) in settlement of all such redemption requests in the aggregate.
•As of September 6, 2024, the Company had 1,874,119 shares of Common Stock (as adjusted for the Reverse Stock Splits) and 2,538,968 shares of Series D Preferred Stock outstanding.

September 2024 Redemptions

•The deadline for the next monthly round of Series D Preferred Stock redemptions is September 25, 2024.
•The next monthly Holder Redemption Date will occur on October 7, 2024.
•Required redemption forms and a list of frequently asked questions can each be found on the Company’s website at https://ir.whlr.us/series-d/series-d-redemption.

Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President

Dated: September 6, 2024